UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): December 19, 2023 (December 14, 2023)

Aeluma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56218	85-2807351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Castilian Drive Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

805-351-2707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 14, 2023, Aeluma, Inc. (the “Company”) held its 2023 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on two proposals. At the beginning of the Annual Meeting, 8,314,944 shares of common stock, which represents 68.33% of the voting power of the shares entitled to vote at the Annual Meeting, were represented by proxy, which constituted a quorum for the transaction of business.

We are filing this Current Report on Form 8-K to disclose the voting results from the Annual Meeting.

1.	To elect 1 director to the Company’s board of directors (the “Board”).

Name	For	Against	Abstain/Withheld	Broker Non-Votes
Craig Ensley	5,713,425	0	2,052,083	549,436

2.	To approve, ratify and confirm the re-appointment of Rose, Snyder & Jacobs LLP as the Company’s independent auditors for the year ending June 30, 2023 and June 30, 2024, and to authorize the Board of Directors to fix their remuneration.

For	Against	Abstain
8,134,944	0	0

Since our directors are elected by a plurality of the voting power, Mr. Ensley was elected to our Board; the shareholders also approved appointing Rose, Snyder & Jacobs LLP as the Company’s independent auditors for the year ending June 30, 2023 and June 30, 2024, and authorizing the Board of Directors to fix their remuneration.

Item 8.01 Other Events.

On December 20, 2023, the Company will issue a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing Mr. Ensley’s appointment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AELUMA, INC.

Date: December 19, 2023	By:	/s/ Jonathan Klamkin
Jonathan Klamkin
President, Chief Executive Officer and Director